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                                                                   EXHIBIT 10.77

                            MONRO MUFFLER BRAKE, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN


ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, AND DURATION

       1.1. ESTABLISHMENT OF THE PLAN. Monro Muffler Brake, Inc., a New York corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Monro Muffler Brake, Inc. Management Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Awards to certain executives of the Company.

       Subject to approval by the Company's shareholders, the Plan shall become effective as of June 1, 2002 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

       1.2. PURPOSE OF THE PLAN. The Plan is intended to allow for the grant to certain executives of the Company of Incentive Awards that comply with the requirements of Code Section 162(m).

       1.3. DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend the Plan at any time pursuant to
Article 9 hereof, until terminated by the Board of Directors in accordance with
Article 9.

ARTICLE 2.  DEFINITIONS

       Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

       2.1. "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

       2.2. "BASE AMOUNT" shall have the meaning ascribed thereto in Section 5.2(b) hereof.

       2.3.  "BASE SALARY PERCENTAGE" shall have the meaning ascribed thereto in
             Section 5.2(c) hereof.

       2.4. "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

       2.5. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

       2.6. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

       2.7. "COMMITTEE" means the Compensation Committee of the Board of Directors, or any other duly established committee or subcommittee appointed by the Board to administer Incentive Awards under the Plan, consisting solely of two or more outside Directors, as defined under Section 162(m) of the Code (and the Treasury Regulations promulgated thereunder). Except as permitted by Rule 16b-3 of the


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             Exchange Act and by Section 162(m) of the Code (and the Treasury
             Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is a current employee of the Company; (ii) is a former employee of the Company who is currently receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the tax year; (iii) has been an officer of the Company; or (iv) receives remuneration, either directly or indirectly, in any capacity other than as a Director.

       2.8. "COMPANY" means Monro Muffler Brake, Inc., a New York corporation, including any and all Subsidiaries and Affiliates, and any successor thereto as provided in Article 12 herein.

       2.9. "COVERED EMPLOYEE" shall mean any Participant who is designated by the Committee, prior to the Determination Date (defined below), to be a "covered employee" within the meaning of Section 162(m) of the Code.

       2.10. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate.

       2.11. "EFFECTIVE DATE" shall have the meaning ascribed to such term in
             Section 1.1 hereof.

       2.12. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

       2.13. "EXECUTIVE OFFICER" means any executive officer of the Company.

       2.14. "INCENTIVE AWARD" means an award granted to a Participant, as described in Article 5 herein.

       2.15. "PARTICIPANT" means an Executive Officer who has been selected to receive an Incentive Award or who has outstanding an Incentive Award granted under the Plan.

       2.16. "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

       2.17. "PLAN YEAR" shall mean the Company's fiscal year, unless otherwise designated by the Company.

       2.18. "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest.

       2.19. "TARGET" shall have the meaning ascribed thereto in Section 5(a) hereof.

ARTICLE 3.  ADMINISTRATION

       3.1. GENERAL. The Plan shall be administered by the Committee. The members of the Committee (i) shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors and (ii) shall satisfy the requirements for membership on the Committee set forth in Section 2.7 hereof. The Committee shall have the authority to delegate ministerial duties to officers or Directors of the Company.



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       3.2. AUTHORITY OF THE COMMITTEE. Except as limited by law or by the
Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Executive Officers who shall participate in the Plan; determine the size and type of Incentive Awards; determine the terms and conditions of Incentive Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) amend the terms and conditions of any outstanding Incentive Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

       3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Executive Officers, Participants, and their estates and beneficiaries.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

       4.1. ELIGIBILITY AND PARTICIPATION. Only Executive Officers are eligible to participate in the Plan. The Committee shall designate Executive Officers to receive Incentive Awards under the Plan.

       4.2. PARTIAL YEAR PARTICIPATION/CHANGE IN STATUS. Subject to the provisions of the Plan, in the event an Executive Officer becomes eligible to participate in the Plan or has a change in status which makes such individual eligible for participation or changes his or her eligibility in any way after the commencement of a Plan Year, the Committee may, in its discretion, allow such individual to receive Incentive Awards under the Plan on such terms as it so designates.

ARTICLE 5.  INCENTIVE AWARDS

       5.1. GRANT OF INCENTIVE AWARDS. Subject to the terms of the Plan, the Committee may designate Executive Officers of the Company to receive Incentive Awards under the Plan.

       5.2. DETERMINATION OF TARGET, BASE AMOUNT, AND BASE SALARY PERCENTAGE. Within ninety (90) days of the commencement of the Plan Year (the "Determination Date"), the Committee shall select the Participants for the Plan Year and adopt in writing, with respect to each Participant, each of the following:

                  (a) a Target which shall be equal to a desired level for such Plan Year of income before provision for taxes (the "Financial Goal"), in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied for the Company on a consolidated basis; PROVIDED, HOWEVER, that, with respect to Participants who are employees of any of the Company's divisions, the Financial Goals may be based on divisional rather than consolidated results, or a combination of the two;

                  (b) a Base Amount, with respect to each Target, based upon the Financial Goal, representing a minimum amount which, if not exceeded, would result in no amounts being payable to the Participant hereunder; and


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                  (c) a Base Salary Percentage, representing the percentage of the Participant's base salary (as of the Determination Date) which shall be payable as an Incentive Award in the event that 100% or more of the Participant's Target is achieved.

The Committee shall also determine on each Determination Date for each Participant a mathematical formula or matrix which shall indicate the extent to which Incentive Awards will be made if the Base Amount is exceeded, including if the Target is attained or exceeded, and the Committee may also determine on any Determination Date alternative formulas or matrices to account for potential or anticipated significant transactions or events during such Plan Year.

       5.3. DETERMINATION OF INCENTIVE AWARDS. As soon as practicable after the close of each Plan Year in which any Participant is participating in the Plan, the Committee shall determine with respect to each Participant whether and the extent to which the applicable Base Amount is exceeded, including the extent to which, if any, the Target was attained or exceeded. Each Participant's Incentive Award, if any, for such Plan Year shall be determined in accordance with the mathematical formula or matrix determined pursuant to Section 5.2, as reduced in the sole discretion of the Committee, and subject to the limitations set forth in Section 5.7 hereof. The Committee shall certify in writing to the Board of Directors the amounts of such Incentive Awards and whether each material term of the Plan relating to such Incentive Awards has been satisfied. In no event may a Participant's bonus be increased as a result of a reduction of any other Participant's bonus. In reducing a Participant's Incentive Award, the Committee may consider any such factors it determines applicable.

       5.4. PAYMENT OF INCENTIVE AWARDS. Payment of Incentive Awards shall be made in such form and at such time or times as designated by the Committee.

       5.5. PARTIAL AWARDS. In the event a Participant ceases employment because of death or disability prior to the date which the Committee determines Incentive Awards under the Plan for any Plan Year, the Committee may, but need not, provide for the partial or full payment of an Incentive Award for the year of termination and any Incentive Award from any prior Plan Year which has not yet been paid out. Unless otherwise specified by the Committee, Participants who terminate employment for reasons other than death or disability prior to the date the Committee determines the Incentive Awards under the Plan will not be eligible to receive an Incentive Award for the year of termination or any payout of any Incentive Awards from a prior Plan Year which has not yet been paid out.

       5.6. NONTRANSFERABILITY. Except as otherwise provided by the Committee, Incentive Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

       5.7. LIMITATIONS WITH RESPECT TO AWARDS. In no event shall any individual Covered Employee receive an Incentive Award in excess of $2,000,000 for any Plan Year.

ARTICLE 6.  BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a



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form prescribed by the Company, and will be effective only when filed by the
Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, or if the designated beneficiary dies prior to the payment of any Incentive Award, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 7.  DEFERRALS

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with preserving the deductibility of Incentive Awards under Section 162(m) of the Code.

ARTICLE 8.  RIGHTS OF EXECUTIVE OFFICERS

       8.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

       8.2. PARTICIPATION. No Executive Officer shall have the right to be selected to receive an Incentive Award under this Plan, or, having been so selected, to be selected to receive a future Incentive Award.

ARTICLE 9.  AMENDMENT, MODIFICATION, AND TERMINATION

       9.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule, if such amendment were not approved by the Company's shareholders, shall not be effective unless and until such approval of shareholders of the Company is obtained.

       9.2. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Incentive Award previously granted under the Plan, without the written consent of the Participant holding such Incentive Award.

ARTICLE 10.  WITHHOLDING

         The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

ARTICLE 11.  INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or



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resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle or defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 12.  SUCCESSORS

         All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 13.  LEGAL CONSTRUCTION

       13.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         13.2. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included and had been replaced by a provision that is legal and valid and that comes closest to expressing the intention of such illegal or invalid provision. If any provision of this Plan would cause any Incentive Award not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, the Committee shall have discretion to sever that provision from this Plan and, thereupon, such provision shall not be deemed to be a part of this Plan.

       13.3. REQUIREMENTS OF LAW. The granting of Incentive Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       13.4. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.


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